UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

FOREST LABORATORIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOREST LABORATORIES FILES INVESTOR PRESENTATION
Demonstrates Track Record of Driving Strong Financial Performance and
Delivering Shareholder Value
Outlines History of Operational Success, Efficient Deployment of Capital,
and Promising Product Pipeline
Recommends Shareholders Vote the WHITE Proxy Card FOR ALL Forest Nominees
NEW YORK, July 29, 2011 — Forest Laboratories, Inc. (NYSE: FRX) (“Forest”) has filed a presentation with the Securities and Exchange Commission (“SEC”) in connection with the Company’s Annual Meeting of Shareholders to be held on August 18, 2011. The presentation is available at www.FRX2011annualmeeting.com and on the SEC’s website, www.sec.gov.
The presentation outlines important facts for shareholders to consider in connection with the upcoming director elections at the Annual Meeting, including the following:
•	Forest has a longstanding track record of delivering strong top-line and bottom-line financial performance and superior value for shareholders, including share appreciation that has exceeded the S&P 500 and the AMEX Pharmaceutical Index (DRG) over both short and long time periods.

•	The Company has a history of operational and commercial successes and has successfully managed loss of exclusivity cycles. Forest efficiently deploys capital and has maintained a disciplined R&D effort that has led to the development of one of the deepest and most promising product portfolios in the industry, including a total of nine new products which have been launched or are expected to be launched by 2013.

•	Forest’s slate of 10 director nominees has a combination of complementary skill sets, including senior executive experience in the healthcare and financial services industries, as well as legal and compliance expertise, which sets them apart from Mr. Icahn’s four nominees. Forest’s nominees are committed to serving in the best interests of all Forest shareholders.
Forest also has filed with the SEC several letters of support from industry partners and trade associations, including Ironwood Pharmaceuticals, Merz, Almirall, PhRMA and the U.S. Chamber Institute for Legal Reform. The letters are available at www.FRX2011annualmeeting.com and on the SEC’s website, www.sec.gov.
Forest urges shareholders to vote the WHITE card they have received from Forest and to vote “FOR ALL” 10 of Forest’s nominees to its Board of Directors. Shareholders can vote by telephone, Internet or by signing, dating and returning the Company’s WHITE proxy card. Forest urges shareholders NOT to sign any gold proxy card sent to them by the Icahn Group. Even a withhold vote for Icahn’s nominees on a gold proxy card will cancel any previous proxy submitted by shareholders that voted “FOR ALL” the Company’s nominees.
Forward Looking Information
Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products, changes in laws and regulations affecting the healthcare industry and the risk factors listed from time to time in Forest Laboratories’ Annual Reports on Form 10-K (including the Annual Report on Form 10-K for the fiscal year ended March 31, 2011), Quarterly Reports on Form 10-Q, and any subsequent SEC filings.
Important Additional Information
Forest Laboratories, its directors, director nominees and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Forest shareholders in connection with the matters to be considered at Forest Laboratories’ 2011 Annual Meeting. On July 18, 2011, Forest Laboratories filed its definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from Forest shareholders. FOREST SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Appendix B thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Forest Laboratories with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at Forest Laboratories’ website at www.frx.com or by writing to Forest Laboratories at 909 Third Avenue, New York, New York 10022.
This document refers to or contains certain previously published material. Consent of the author and publication has not been obtained to use the material as proxy soliciting material.
If you have any questions, require assistance with voting your WHITE proxy card, or need additional copies of the proxy materials, please contact:
105 Madison Avenue
New York, NY 10016
frxproxy@mackenziepartners.com
(212) 929-5500 (Call Collect)
Or
TOLL-FREE (800) 322-2885
SOURCE: Forest Laboratories, Inc.

Investor Contact:
Frank J. Murdolo
Vice President — Investor Relations, Forest Laboratories, Inc.
1-212-224-6714
Frank.Murdolo@frx.com
Media Contacts:
Sard Verbinnen & Co
Hugh Burns/Renee Soto/Lesley Bogdanow
1-212-687-8080
Additional Investor Contacts:
MacKenzie Partners
Dan Burch
1-212-929-5748
Charlie Koons
1-212-929-5708
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